August 27, 2013

Securities Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control

RE   American Depositary Shares evidenced by One (1)
American Depositary Receipts representing twenty five (25)
Ordinary Shares of
Grupo Herdez S.A. de C.V. (Form F6 File No. 336350)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for Grupo Herdez S.A. de C.V.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio change for Grupo Herdez S.A. de C.V.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with
Effective August 28, 2013 the Companys American Depositary Share
(ADS) Ratio Changed from Each American Depositary Share
Represents TwentyFive Deposited Shares (125) to Each American
Depositary Share Represents Four Deposited Shares (14)
Please contact me with any questions or comments at 212 815 2838
Michael Vexler
The Bank of New York Mellon ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International Corporate Finance)




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